UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2005

PanAmSat Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32456	20-1728720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Westport Road Wilton, Connecticut	06897
(Address of principal executive offices)	(Zip Code)

(203) 210-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 22, 2005, the Compensation Committee of the Board of Directors of PanAmSat Holding Corporation (the “Company”) granted options to purchase a total of 26,339 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Thomas E. Eaton, Jr., Executive Vice President and President, G2 Satellite Solutions.  The stock options were issued pursuant to the Company’s Second Amended and Restated 2004 Stock Option Plan for Key Employees (the “Plan”).  The exercise price for the options was $18.04 per share.  Forty percent of such options vest in equal increments over a five year period.  The remainder of such options vest eight years after the date of grant, subject to acceleration based on the Company achieving certain performance targets.  In addition, the Compensation Committee granted to Mr. Eaton a cash bonus of $53,778.  Both the stock option and cash bonus awards were conditioned upon Mr. Eaton’s purchase of 5,000 shares of Common Stock in the Company’s initial public offering, which purchase was consummated on March 22, 2005.

A copy of the Plan and Form of Stock Option Agreement were filed as Exhibits 10.2 and 10.24, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-121463) and are hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION
Registrant

Date: March 28, 2005	By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President—Corporate Development, General Counsel and Secretary